AGREEMENT AND PLAN OF REORGANIZATION

                                     between

                            Commerce Bank of Virginia

                                       and

                        Community Bankshares Incorporated

                            -------------------------



                                December 12, 1995

                                TABLE OF CONTENTS


                                    ARTICLE 1
                     The Reorganization and Related Matters

                                                                                                              Page


1.1      The Reorganization .........................................................................
1.2      Management and Business of CBOV and CBI.....................................................
1.3      The Closing and Effective Date..............................................................
1.4      Definitions.................................................................................


                                    ARTICLE 2
                          Basis and Manner of Exchange

2.1      Conversion of Shares........................................................................
2.2      Manner of Exchange..........................................................................
2.3      No Fractional Shares........................................................................
2.4      Dividends...................................................................................
2.5      Dissenting Shares...........................................................................


                                    ARTICLE 3
                         Representations and Warranties

3.1      Representations and Warranties of CBOV......................................................
         (a)      Organization, Standing and Power...................................................
         (b)      Authority..........................................................................
         (c)      Capital Structure..................................................................
         (d)      Ownership of Stock.................................................................

         (e)      Financial Statements...............................................................
         (f)      Absence of Undisclosed Liabilities.................................................
         (g)      Legal Proceedings; Compliance with Laws............................................
         (h)      Regulatory Approvals...............................................................
         (i)      Labor Relations....................................................................
         (j)      Tax Matters........................................................................
         (k)      Property...........................................................................
         (l)      Reports............................................................................
         (m)      Employee Benefit Plans.............................................................
         (n)      Investment Securities..............................................................
         (o)      Certain Contacts...................................................................




                                                                                                               Page


         (p)      Insurance..........................................................................
         (q)      Absence of Material Changes and Events.............................................
         (r)      Loans, OREO and Allowance for Loan Losses..........................................
         (s)      Statements True and Correct........................................................
         (t)      Brokers and Finders................................................................
         (u)      Repurchase Agreements..............................................................
         (v)      Administration of Trust Accounts...................................................
         (w)      Environmental Matters..............................................................

3.2      Representations and Warranties of CBI.......................................................
         (a)      Organization, Standing and Power...................................................
         (b)      Authority..........................................................................
         (c)      Capital Structure..................................................................
         (d)      Ownership of the CBI Subsidiaries; Capital Structure
                  of the CBI Subsidiaries; and Organization of the CBI
                  Subsidiaries.......................................................................
         (e)      Financial Statements...............................................................
         (f)      Absence of Undisclosed Liabilities.................................................
         (g)      Legal Proceedings; Compliance with Laws............................................
         (h)      Regulatory Approvals...............................................................
         (i)      Labor Relations....................................................................
         (j)      Tax Matters........................................................................
         (k)      Property...........................................................................
         (l)      Reports............................................................................
         (m)      Employee Benefit Plans.............................................................
         (n)      Investment Securities..............................................................
         (o)      Certain Contacts...................................................................
         (p)      Insurance..........................................................................
         (q)      Loans, OREO and Allowance for Loan Losses..........................................
         (r)      Absence of Material Changes and Events.............................................
         (s)      Statements True and Correct........................................................
         (t)      Brokers and Finders................................................................
         (u)      Repurchase Agreements..............................................................
         (v)      Administration of Trust Accounts...................................................
         (w)      Environmental Matters..............................................................






                                                                                                               Page


                                    ARTICLE 4
                       Conduct Prior to the Effective Date

4.1      Access to Records and Properties............................................................
4.2      Confidentiality.............................................................................
4.3      Registration Statement, Proxy Statement and Shareholder Approval............................
4.4      Operation of the Business of CBOV and CBI...................................................
4.5      Dividends...................................................................................
4.6      No Solicitation.............................................................................
4.7      Regulatory Filings..........................................................................
4.8      Public Announcements........................................................................
4.9      Notice of Breach............................................................................
4.10     Accounting Treatment........................................................................
4.11     Reorganization Consummation.................................................................
4.12     Amendment to Articles of Incorporation......................................................
4.13     Employment Contracts........................................................................

                                    ARTICLE 5
                              Additional Agreements

5.1      Conversion of Stock Options.................................................................
5.2      Accounting Treatment........................................................................
5.3      Benefit Plans...............................................................................
5.4      Indemnification.............................................................................


                                    ARTICLE 6
                        Conditions to the Reorganization

6.1      Conditions to Each Party's Obligations to Effect the Reorganization.........................
         (a)      Shareholder Approvals..............................................................
         (b)      Regulatory Approvals...............................................................
         (c)      Registration Statement.............................................................
         (d)      Tax Opinion........................................................................
         (e)      Accountant's Letter................................................................
         (f)      Opinions of Counsel................................................................
         (g)      Legal Proceedings..................................................................
         (h)      Employment Contracts...............................................................

6.2      Conditions to Obligations of CBI............................................................
         (a)      Representations and Warranties.....................................................




                                                                                                               Page


         (b)      Performance of Obligations.........................................................
         (c)      Affiliate Letters..................................................................
         (d)      Investment Banking Letter..........................................................

6.3      Conditions to Obligations of CBOV...........................................................
         (a)      Representations and Warranties.....................................................
         (b)      Performance of Obligations.........................................................
         (c)      Investment Banking Letter..........................................................
         (d)      Amendment to Articles of Incorporation.............................................

                                    ARTICLE 7
                                   Termination

7.1      Termination.................................................................................
7.2      Effect of Termination.......................................................................
7.3      Non-Survival of Representations, Warranties and Covenants...................................
7.4      Expenses....................................................................................


                                    ARTICLE 8
                               General Provisions

8.1      Entire Agreement............................................................................
8.2      Waiver and Amendment........................................................................
8.3      Descriptive Headings........................................................................
8.4      Governing Law...............................................................................
8.5      Notices.....................................................................................
8.6      Counterparts................................................................................
8.7      Severability................................................................................
8.8      Brokers and Finders.........................................................................
8.9      Subsidiaries................................................................................



Exhibit A - Plan of Share Exchange between Commerce Bank of Virginia and Community Bankshares Incorporated

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of December 12, 1995 by and between Commerce Bank of Virginia, a Virginia state bank with its principal office located in Richmond, Virginia ("CBOV"), and Community Bankshares Incorporated, a Virginia corporation with its principal office located in Petersburg, Virginia ("CBI").

                                   WITNESSETH:

         WHEREAS, CBOV and CBI desire to combine  their  respective  businesses;
and

         WHEREAS, CBOV and CBI have agreed to the affiliation of their two companies through a Share Exchange under Virginia law, as a result of which CBOV would become a wholly-owned subsidiary of CBI and the shareholders of CBOV would become shareholders of CBI, all as more specifically provided in this Agreement and the Plan of Share Exchange in the form attached hereto as Exhibit A (the "Plan"); and

         WHEREAS, the respective Boards of Directors of CBOV and CBI have resolved that the transactions described herein are in the best interests of the parties and their respective shareholders and have authorized and approved the execution and delivery of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

                                    ARTICLE 1

                     The Reorganization and Related Matters

         1.1 The Reorganization. Subject to the terms and conditions of this Agreement, at the Effective Date as defined in Section 1.3 hereof, CBOV shall become a wholly-owned subsidiary of CBI through the exchange of each outstanding share of common stock of CBOV for shares of the common stock of CBI in accordance with Section 2.1 of this Agreement and pursuant to a statutory share exchange under Section 13.1-717 of the Virginia Stock Corporation Act (the "Reorganization"). At the Effective Date, the Reorganization shall have the effect provided in Section 13.1-721 of the Virginia Stock Corporation Act.

         1.2 Management and Business of CBOV and CBI. The directors, officers and employees of CBOV will not change as a result of the Reorganization. The members of the CBOV Board shall become directors of CBI on the Effective Date. When the CBOV directors become directors of CBI, three members of the CBOV Board shall become members of each of the three classes of CBI Directors, as determined by the CBOV Board. The CBOV Directors appointed to Class I shall serve until the 1998 annual meeting of shareholders; those appointed to Class II shall serve until the 1999 annual meeting of shareholders; and those appointed to

Class III shall serve until the 1997 annual meeting of shareholders. The parties anticipate that immediately before the Effective Date CBI will have ten directors and CBOV will have nine directors. As a result of the Reorganization, CBI will have 19 directors on and after the Effective Date. It is the intention of CBI and CBOV that after the Effective Date, directors of CBOV, or individuals designated by directors of CBOV, shall continue to constitute nine nineteenths (9/19) of the Board of CBI and the parties shall use their best efforts to maintain that ratio. The parties also acknowledge, however, that such ratio might change as a result of unanticipated events, including, for example, the acquisition in the future of another bank by CBI. The parties intend that after the Effective Date, the chief executive officer of CBOV and the chief executive officer of The Community Bank, a wholly owned subsidiary of CBI, each will attend the meetings of the other's Board of Directors.

         1.3 The Closing and Effective Date. The closing of the transactions contemplated by this Agreement and the Plan of Reorganization shall take place at the offices of Williams, Mullen, Christian & Dobbins, 1021 East Cary Street, Richmond, Virginia or at such other place as may be mutually agreed upon by the parties. The Reorganization shall become effective on the date shown on the Certificate of Share Exchange issued by the State Corporation Commission of Virginia effecting the Reorganization (the "Effective Date"). Unless otherwise agreed upon in writing by the chief executive officers of CBI and CBOV, subject to the conditions to the obligations of the parties to effect the Reorganization as set forth in Article 6, the parties shall use their best efforts to cause the Effective Date to occur on the first day of the month following the month in which the conditions set forth in Sections 6.1(a) and 6.1(b) are satisfied. All documents required by the terms of this Agreement to be delivered at or prior to consummation of the Reorganization will be exchanged by the parties at the closing of the Reorganization (the "Reorganization Closing"), which shall be held on or before the Effective Date. Prior to the Reorganization Closing, CBI and CBOV shall execute and deliver to the Virginia State Corporation Commission Articles of Share Exchange containing a Plan of Share Exchange in substantially the form of Exhibit A hereto.

         1.4 Definitions. Any term defined anywhere in this Agreement shall have the meaning ascribed to it for all purposes of this Agreement (unless expressly noted to the contrary). In addition:

                  (a) the term "knowledge" when used with respect to a party shall mean the knowledge, after due inquiry, of any "Executive Officer" of such party, as such term is defined in Regulation O, (12 C.F.R. 215);

                  (b) the term "Material Adverse Effect", when applied to a party, shall mean an event, occurrence or circumstance (including without limitation (i) the making of any provisions for possible loan and lease losses, write-downs or other real estate and taxes and (ii) any breach of a representa-tion or warranty by such party) which (a) has or is reasonably likely to have a material adverse effect on the financial position, results of operations or business of the party and its subsidiaries, taken as a whole, or (b) would materially impair the party's ability to perform its obligations under this Agreement or the consummation of the Reorganization and the other trans-actions contemplated by this Agreement; provided, however, that solely for purposes of measuring whether an event, occurrence or circumstance has a material adverse effect on such party's results of operations, the term "results of operations" shall mean net interest income plus non-interest income (less securities gains) less gross expenses (excluding provisions for possible loan and lease losses, write-downs of other real estate and taxes); and provided further, that material adverse effect and material impairment shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (ii) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and bank holding companies generally, and (iii) the Reorganization on the operating performance of the parties to this Agreement; and

                  (c) the term "Previously Disclosed" by a party shall mean information set forth in a written disclosure letter that is delivered by that party to the other party prior to or contemporaneously with the execution of this Agreement and specifically designated as information "Previously Disclosed" pursuant to this Agreement.

                                    ARTICLE 2

                          Basis and Manner of Exchange

         2.1 Conversion of Shares. Upon, and by reason of, the Reorganization becoming effective pursuant to the issuance of a Certificate of Share Exchange by the Virginia State Corporation Commission, no cash, except as set forth in
Section 2.3 below, shall be allocated to the shareholders of CBOV, and stock shall be issued and allocated as follows:

                  (a) Each share of common stock,  par value $3.50 per share, of
CBOV ("CBOV Common Stock") issued and outstanding immediately prior to the Effective Date shall, by operation of law, be automatically exchanged for 1.4044 (the "Exchange Ratio") shares of common stock of CBI, par value $3.00 per share (CBI Common Stock), plus cash for fractional shares. Each holder of a certificate representing any shares of CBOV Common Stock upon the surrender of his CBOV stock certificates to CBI, duly endorsed for transfer in accordance with Section 2.2 below, will be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of CBI Common Stock that his shares shall be converted into pursuant to the Exchange Ratio. Each such holder of CBOV Common Stock shall have the right to receive any dividends previously declared but unpaid as to such stock and the consideration described in Sections 2.1 and 2.3 upon the surrender of such certificate in accordance with Section 2.2. In the event CBI changes the number of shares of CBI Common Stock issued and outstanding prior to the Effective Date as a result of any stock split, stock dividends, recapitalization or similar transaction with respect to the outstanding CBI Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

                  (b) Shares of CBOV Common Stock issued and outstanding shall, by virtue of the Reorganization, continue to be issued and outstanding shares held by CBI.

         2.2 Manner of Exchange. As promptly as practicable after the Effective Date, CBI shall cause The Community Bank, acting as the exchange agent
("Exchange Agent"), to send to each former shareholder of record of CBOV immediately prior to the Effective Date transmittal materials for use in exchanging such shareholder's certificates of CBOV Common Stock (other than shares held by shareholders who perfect their dissenters' rights as provided under Section 2.5 hereof) for the consideration set forth in Section 2.1 above and Section 2.3 below. Any fractional share checks which a CBOV shareholder shall be entitled to receive in exchange for such shareholder's shares of CBOV Common Stock, and any dividends paid on any shares of CBI Common Stock that such shareholder shall be entitled to receive prior to the delivery to the Exchange Agent of such shareholder's certificates representing all of such shareholder's shares of CBOV Common Stock will be delivered to such shareholder only upon delivery to the Exchange Agent of the certificates representing all of such shares (or indemnity satisfactory to CBI and the Exchange Agent, in their judgement, if any of such certificates are lost, stolen or destroyed). No interest will be paid on any such fractional share checks or dividends to which the holder of such shares shall be entitled to receive upon such delivery.

         2.3 No Fractional Shares. No certificates or scrip for fractional shares of CBI Common Stock will be issued. In lieu thereof, CBI will pay the value of such fractional shares in cash on the basis of the book value per share of CBI Common Stock at the end of the calendar quarter that immediately precedes the Effective Date.

         2.4 Dividends. No dividend or other distribution payable to the holders of record of CBI Common Stock at or as of any time after the Effective Date shall be paid to the holder of any certificate representing shares of CBOV Common Stock issued and outstanding at the Effective Date until such holder physically surrenders such certificate for exchange as provided in Section 2.2 of this Agreement, promptly after which time all such dividends or distributions shall be paid (without interest).

         2.5 Dissenting Shares. Shareholders of CBOV shall have the right to demand and receive payment of the fair value of their shares of CBOV Common Stock pursuant to the provisions of Virginia Code ss. 13.1-729 et seq. (the "Dissenting Shares"). If, however, a holder shall have failed to perfect his right to dissent or shall have effectively withdrawn or lost such right, each of his shares of CBOV Common Stock shall be deemed to have been converted into, at the Effective Date, the right to receive the number of shares of CBI Common Stock based on the Exchange Ratio and cash in lieu of any fractional shares pursuant to Section 2.3 hereof.


                                    ARTICLE 3

                          Representation and Warranties

                  3.1 Representations and Warranties of CBOV. CBOV represents and warrants to CBI as follows:

                  (a) Organization, Standing and Power. (1) CBOV is a corporation and a Virginia state bank, duly organized, validly existing and in good standing under the laws of Virginia, and it has all requisite corporate power and authority to carry on its business in Virginia as now being conducted and to own and operate its assets, properties and business; CBOV has no subsidiaries; and CBOV has the corporate power and authority to execute and deliver this Agreement and perform the respective terms of this Agreement and the Plan of Share Exchange. CBOV is a member of the Federal Reserve System, and except as Previously Disclosed is in compliance in all material respects with all rules and regulations promulgated by the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Virginia State Corporation Commission ("SCC") and any other relevant regulatory authority, and it has all requisite corporate power and authority to carry on a commercial banking business as now being conducted and to own and operate its assets, properties and business.

                  (2) CBOV is an "insured bank" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. All of the shares of capital stock of CBOV are fully paid and nonassessable.

                  (b)  Authority.   (1)  The  execution  and  delivery  of  this
Agreement, the Plan of Share Exchange and the consummation of the Reorganization, have been duly and validly authorized by all necessary corporate action on the part of CBOV, except the approval of shareholders. The Agreement represents the legal, valid, and binding obligations of CBOV, enforceable against CBOV in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (2) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated herein, nor compliance by CBOV with any of the provisions hereof will: (i) conflict with or result in a breach of any provision of CBOV's Articles of Incorporation or Bylaws; (ii) to the knowledge of CBOV, except as Previously Disclosed, constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of CBOV pursuant to (A) any note, bond, mortgage, indenture, or (B) any material license, agreement, lease, or other instrument or obligation, to which CBOV is a party or by which any of them or any of their properties or assets may be bound, or (iii) to the knowledge of CBOV, subject to the receipt of the requisite approvals referred to in Section 4.7, violate any order, writ, injunction, decree, statute, rule or regulation applicable to CBOV or any or its properties or assets.

                  (c) Capital Structure. The authorized capital stock of CBOV consists of 1,500,000 shares of common stock, par value $3.50 per share, of which, as of the date hereof, 501,254 shares are issued, outstanding, fully paid and nonassessable, not subject to shareholder preemptive rights and were not issued in violation of any agreement to which CBOV is a party or otherwise bound, or of any registration or qualification provisions of any federal or state securities laws. Except as Previously Disclosed, there are no outstanding options, warrants or other rights to subscribe for or purchase from CBOV any capital stock of CBOV or securities convertible into or exchangeable for capital stock of CBOV.

                  (d) Ownership of Stock. (1) CBOV does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization actively engaged in business except as Previously Disclosed.

                  (e) Financial Statements. CBOV has previously furnished to CBI true and complete copies of its audited balance sheets and related statements of income, statements of cash flows, and statements of stockholders' equity for the three year period ended December 31, 1994, and its unaudited balance sheets and related statements of income and statements of stockholders' equity for the three month and nine month periods ending September 30, 1995 (together with the notes thereto, the "CBOV Financial Statements"). The CBOV Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods presented, and present fairly the financial position of CBOV as of the respective dates thereof and the results of its operations for the three year and nine month periods then ended, except as may be noted therein, and subject to normal and recurring year end audit adjustments in the case of unaudited statements.

                  (f) Absence of Undisclosed Liabilities. At September 30, 1995, CBOV, to its knowledge, had no obligation or liability (contingent or otherwise) of any nature which was not reflected in the CBOV Financial Statements, except for those which in the aggregate are immaterial or have been Previously Disclosed.

                  (g) Legal Proceedings; Compliance with Laws. Except as Previously Disclosed, there are no actions, suits or proceedings instituted or pending or, to the best knowledge of CBOV's management, threatened against CBOV, or against any property, asset, interest or right of CBOV, that are reasonably expected to have, either individually or in the aggregate a material adverse effect on the financial condition of CBOV or that are reasonably expected to threaten or impede the consummation of the Reorganization. CBOV is not a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or rule that might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or prospects of CBOV. To the best knowledge of CBOV's management, CBOV has complied in all material respects with all laws, ordinances, requirements, regulations or orders applicable to its business (including environmental laws, ordinances, requirements, regulations or orders).

                  (h) Regulatory Approvals. CBOV knows of no reason why the regulatory approvals referred to in Section 6.1(b) should not be obtained without the imposition of any condition of the type referred to in Section 6.1(b).

                  (i)  Labor  Relations.  CBOV is not a party to or bound by any
collective  bargaining  agreement,   contract  or  other  agreement  or
understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                  (j) Tax Matters. CBOV has filed all federal, state and local tax returns and reports required to be filed, and all taxes shown by such returns to be due and payable have been paid or are reflected as a liability in the CBOV Financial Statements or are being contested in good faith and have been Previously Disclosed. Except to the extent that liabilities therefor are specifically reflected in the CBOV Financial Statements, there are no federal, state or local tax liabilities of CBOV other than liabilities that have arisen since September 30, 1995, all of which have been properly accrued or otherwise provided for on the books and records of CBOV. Except as Previously Disclosed, no tax return or report of CBOV is under examination by any taxing authority or the subject of any administrative or judicial proceeding, and no unpaid tax deficiency has been asserted against CBOV by any taxing authority.

                  (k) Property. Except as disclosed or reserved against in the CBOV Financial Statements, CBOV has good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the CBOV Financial Statements as being owned by CBOV as of the dates thereof. To the best knowledge of CBOV, all buildings, and all fixtures, equipment, and other property and assets which are material to its business, held under leases or subleases by CBOV are held under valid instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws. The buildings, structures, and appurtenances owned, leased, or occupied by CBOV are in good operating condition and in a state of good maintenance and repair, and to the best knowledge of CBOV (i) comply with applicable zoning and other municipal laws and regulations, and (ii) there are no latent defects therein.

                  (l) Reports. Since January 1, 1990, CBOV has filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the SCC, the Federal Reserve, and to the best knowledge of CBOV, any other governmental or regulatory authority or agency having jurisdiction over its operations.

                  (m) Employee Benefit Plans. (1) CBOV will deliver for CBI's review, as soon as practicable, true and complete copies of all material pension, retirement, profit-sharing, deferred compensation, stock option, bonus, vacation or other material incentive plans or agreements, all material medical, dental or other health plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by CBOV for the benefit of employees, retirees or other beneficiaries eligible to participate (collectively, the "CBOV Benefit Plans").

Any of the CBOV Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section (3(2) of ERISA, is referred to herein as a "CBOV ERISA Plan." No CBOV Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (2) Except as Previously Disclosed, all CBOV Benefit Plans are in compliance with the applicable terms of ERISA and the Internal Revenue Code of 1986, as amended (the "IRC") and any other applicable laws, rules and regulations, the breach or violation of which could result in a material liability to CBOV on a consolidated basis.

                  (3) No CBOV ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan was terminated in accordance with all applicable legal requirements.

                  (n) Investment Securities. Subject to FASB 115 and except for pledges to secure public and trust deposits and obligations under agreements pursuant to which CBOV has sold securities subject to an obligation to repurchase, none of the investment securities reflected in the CBOV Financial Statements is subject to any restriction, contractual, statutory, or otherwise, which would impair materially the ability of the holder of such investment to dispose freely of any such investment at any time. With respect to any agreements pursuant to which CBOV has purchased securities subject to any agreement to resell, it has a valid, perfected first lien or security interest in the government securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                  (o) Certain Contracts. (1) Except as Previously Disclosed, CBOV is not a party to, or is bound by, (i) any material agreement, arrangement or commitment, (ii) any agreement, indenture or other instrument relating to the borrowing of money by CBOV or the guarantee by CBOV of any such obligation,
(iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, (iv) any agreement to make loans or for the provision, purchase or sale of goods, services or property between CBOV and any director of officer of CBOV, or any member of the immediate family or affiliate of any of the foregoing, or (v) any agreement between CBOV and any 5% or more shareholder of CBOV; in each case other than agreements entered into in the ordinary course of the banking business of CBOV consistent with past practice.

                  (2) Neither CBOV nor, to the knowledge of CBOV, the other party thereto, is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise, nor has there occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, other than defaults of loan agreement by borrowers from CBOV in the ordinary course of its business.

                  (3) Since September 30, 1995 CBOV has not incurred or paid any obligation or liability that would be material to CBOV, except obligations incurred or paid in connection with transactions in the ordinary course of business of CBOV consistent with its practice and, except as Previously Disclosed, from September 30, 1995 to the date hereof, CBOV has not taken any action that, if taken after the date hereof, would breach any of the covenants contained in Section 4.4 hereof.

                  (p) Insurance. A complete list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of CBOV has previously been furnished to CBI and all such policies or binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by CBOV. To its knowledge, CBOV is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. CBOV has not received notice of cancellation or non-renewal of any such policy or binder. CBOV has no knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts or the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. CBOV has not received notice from any of its insurance carriers that any insurance premiums will be increased materially in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

                  (q) Absence of Material Changes and Events. Since September 30, 1995, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, cash flow, earnings or business of CBOV, and CBOV has conducted its business only in the ordinary course consistent with past practice.

                  (r) Loans, OREO and Allowance for Loan Losses. (1) Except as Previously Disclosed, and except for matters which individually or in the aggregate do not materially adversely affect the Reorganization or the financial condition of CBOV, to the best knowledge of CBOV, each loan reflected as an asset in the CBOV Financial Statements (i) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All loans and extensions of credit which are subject to regulation by the Federal Reserve which have been made by CBOV comply therewith.

                  (2) The classification on the books and records of CBOV of loans and/or non-performing assets as nonaccrual, troubled debt restructuring, OREO or other similar classification, complies in all material respects with generally accepted accounting principles and applicable regulatory accounting principles.

                  (3) Except for liens, security interests, claims, charges, or such other encumbrances as have been appropriately reserved for in the CBOV Financial Statements or are not material, title to the OREO is good and marketable, and there are no adverse claims or encumbrances on the OREO. All title, hazard and other insurance claims and mortgage guaranty claims with respect to the OREO have been timely filed and CBOV has not received any notice of denial of any such claim.

                  (4) CBOV is in possession of all of the OREO or, if any of the OREO remains occupied by the mortgagor, eviction or summary proceedings have been commenced or rental arrangements providing for market rental rates have been agreed upon and CBOV is diligently pursuing such eviction or summary proceedings or such rental arrangements. Except as Previously Disclosed, no legal proceeding or quasi-legal proceeding is pending or, to the knowledge of CBOV, threatened concerning any OREO or any servicing activity or omission to provide a servicing activity with respect to any of the OREO.

                  (5) Except as Previously Disclosed, all loans made by CBOV to facilitate the disposition of OREO are performing in accordance with their terms.

                  (6) The allowance for possible loan losses shown on the CBOV Financial Statements was, and the allowance for possible loan losses shown on the financial statements of CBOV as of dates subsequent to the execution of this Agreement will be, in each case as of the dates thereof, adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) of CBOV and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by CBOV.

                  (s) Statements True and Correct. None of the information supplied or to be supplied by CBOV for inclusion in the Registration Statement on Form S-4 (the "Registration Statement") to be filed by CBI with the SEC, the Proxy Statement/Prospectus (as defined in Section 4.3) to be mailed to every CBOV shareholder or any other document to be filed with the SEC, the SCC, the Federal Reserve, or any other regulatory authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and, in the case of the Registration Statement, when it becomes effective and with respect to the Proxy Statement/Prospectus, when first mailed to CBOV shareholders, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement/Prospectus or any supplement thereto, at the time of the CBOV Shareholders' Meeting (as defined in Section 4.3), be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the CBOV Shareholders' Meeting.

                  (t) Brokers and Finders. Neither CBOV nor any of its officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for McKinnon & Company, Inc.

                  (u) Repurchase Agreements. With respect to all agreements pursuant to which CBOV has purchased securities subject to an agreement to resell, if any, CBOV has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                  (v) Administration of Trust Accounts. CBOV has properly administered, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of CBOV, all accounts for which it acts as a fiduciary including but not limited to accounts for which they serve as trustees, agents, custodians, personal representatives, guardians, conservators or investment advisors, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither CBOV nor any director, officer or employee of CBOV has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the business, operations or financial condition of CBOV and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

                  (w) Environmental Matters. (1) Except as Previously Disclosed, to the best of CBOV's knowledge, CBOV does not own or lease any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. CBOV is in substantial compliance with all Environmental Laws applicable to real or personal properties in which it has a direct fee ownership or, with respect to a direct interest as lessee, applicable to the leasehold premises or, to the best knowledge of CBOV, the premises on which the leasehold is situated. CBOV has not received any Communication alleging that CBOV is not in such compliance and, to the best knowledge of CBOV, there are no present circumstances (including Environmental Laws that have been adopted but are not yet effective) that would prevent or interfere with the continuation of such compliance.

                  (2) There are no legal, administrative, arbitral or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on CBOV of any liability arising under any Environmental Laws pending or, to the best knowledge of CBOV, threatened against (A) CBOV, (B) any person or entity whose liability for any Environmental Claim CBOV has or may have retained or assumed either contractually or by operation of law, or (C) any real or personal property which CBOV owns or leases, or has been or is judged to have managed or to have supervised or participated in the management of, which liability might have a material adverse effect on the business, financial condition or results of operations of CBOV. CBOV is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

                  (3) To the best knowledge of CBOV, there are no legal, administrative, arbitral or other proceedings, or Environmental Claims or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on CBOV of any liability arising under any Environmental Laws pending or threatened against any real or personal property in which CBOV holds a security interest in connection with a loan or a loan participation which liability might have a material adverse effect on the business, financial condition or results of operations of CBOV. CBOV is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

                  (4) With respect to all real and personal property owned or leased by CBOV, other than OREO, CBOV has made available to CBI copies of any environmental audits, analyses and surveys that have been prepared relating to such properties. With respect to all OREO held by CBOV and all real or personal property which CBOV has been or is judged to have managed or to have supervised or participated in the management of, CBOV has made available to CBI the information relating to such OREO available to CBOV. CBOV is in compliance in all material respects with all recommendations contained in any environmental audits, analyses and surveys relating to any of the properties, real or personal, described in this subsection (4).

                  (5) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws currently in effect or adopted but not yet effective against CBOV or against any person or entity whose liability for any Environmental Claim CBOV has or may have retained or assumed either contractually or by operation of law.

                  (6) For the purpose of this Agreement, the following terms shall have the following meanings:

                  (i) "Communication" means a communication which is of a substantive nature and which is made (A) in writing to CBOV on the one hand or to CBI or any CBI Subsidiary on the other hand, or (B) orally to a senior officer of CBOV or of CBI or any CBI Subsidiary, whether from a governmental authority or a third party.

                  (ii) "Environmental Claim" means any Communication from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern.

                  (iii) "Environmental Laws" means all applicable federal, state and local laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, that relate to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata). This definition includes, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental

Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                  (iv) "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

         3.2 Representations and Warranties of CBI. CBI represents and warrants to CBOV as follows:

                  (a) Organization, Standing and Power. (1) CBI is a corporation duly organized, validly existing and in good standing under the laws of Virginia. It has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, and CBI has the corporate power and authority to execute and deliver this Agreement and perform the respective terms of this Agreement and Plan of Reorganization. CBI is duly registered as a bank holding company under the Bank Holding Company Act of 1956. The Community Bank is a wholly owned subsidiary of CBI and is a Virginia corporation and a Virginia state bank, duly organized, validly existing and in good standing under the laws of Virginia, is in compliance in all material respects with all rules and regulations promulgated by any relevant regulatory authority, and it has all requisite corporate power and authority to carry on a commercial banking business as now being conducted and to own and operate its assets, properties and business.

                  (2) CBI has Previously Disclosed its subsidiary corporations (and the subsidiaries thereof), all of which are duly organized, validly existing and in good standing in their respective states of incorporation and which have all requisite corporate power and authority to carry on their businesses as now being conducted and to own and operate their assets, properties and business (the "CBI Subsidiaries" and, collectively with CBI, the "CBI Companies"). Each CBI Subsidiary that is a depository institution is an "insured bank" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. All of the shares of capital stock of the CBI
Subsidiaries held by CBI are duly and validly issued, fully paid and nonassessable, and all such shares are owned by CBI or a CBI Subsidiary free and clear of any claim, lien, pledge or encumbrance of any kind, and were not issued in violation of the preemptive rights of any shareholder or in violation of any agreement or of any registration or qualification provisions of federal or state securities laws. Except as Previously Disclosed, none of the CBI Companies owns any equity securities of any other corporation or entity. Except as Previously Disclosed, each of the CBI Companies is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to so qualify either singly or in the aggregate would have a material adverse effect on the financial condition, properties, businesses or results of operations of the CBI Companies.

                  (b)  Authority.   (1)  The  execution  and  delivery  of  this
Agreement and the Plan of Share Exchange and the consummation of the Reorganization have been duly and validly authorized by all necessary corporate action on the part of CBI, except the approval of shareholders. This Agreement represents the legal, valid, and binding obligation of CBI, enforceable against CBI in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (2) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated herein, nor the compliance by CBI with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of CBI, (ii) to the knowledge of CBI, except as Previously Disclosed, constitute or result in the breach of any term, condition or provision of, or constitute default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of the CBI Companies pursuant to (A) any note, bond, mortgage, indenture, or (B) any material license, agreement, lease or other instrument or obligation, to which any of the CBI Companies is a party or by which any of them or any of their properties or assets may be bound, or (iii) to the knowledge of CBI, subject to the receipt of the requisite approvals referred to in Section 4.7, violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the CBI Companies or any of their properties or assets.

                  (c) Capital Structure. The authorized capital stock of CBI consists of: 4,000,000 shares of common stock, par value $3.00 per share, of which 1,150,000 shares are issued and outstanding, fully paid and nonassessable, not subject to shareholder preemptive rights, and not issued in violation of any agreement to which CBI is a party or otherwise bound, or of any registration or qualification provisions of any federal or state securities laws. The shares of CBI Common Stock to be issued in exchange for shares of CBOV Common Stock upon consummation of the Reorganization will have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights. Except as Previously Disclosed, there are no outstanding understandings or commitments of any character pursuant to which CBI and any of the CBI Companies could be required or expected to issue shares of capital stock.

                  (d) Ownership of the CBI Subsidiaries; Capital Structure of CBI Subsidiaries; and Organization of the CBI Subsidiaries. (1) CBI does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization actively engaged in business except as Previously Disclosed (collectively the "CBI" Subsidiaries" and each individually a "CBI Subsidiary"). The outstanding shares of capital stock of each CBI Subsidiary have been duly authorized and are validly issued, and are fully paid and nonassessable and all such shares are directly or indirectly owned by CBI free and clear of all liens, claims and encumbrances. No Rights are authorized, issued or outstanding with respect to the capital stock of any CBI Subsidiary and there are no agreements, understandings or commitments relating to the right of CBI to vote or to dispose of said shares. None of the shares of capital stock of any CBI Subsidiary has been issued in violation of the preemptive rights of any person.

                  (2) Each CBI Subsidiary is a duly organized corporation, validly existing and in good standing under applicable laws. Each CBI Subsidiary
(i) has full corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted except where the absence of such power or authority would not have a material adverse effect on the financial condition, results of operations or business of CBI on a consolidated basis, and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to do qualify would have a material adverse effect on the financial condition, results of operations or business of CBI on a consolidated basis. Each CBI Subsidiary has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where failure to obtain such authorization or license would not have a material adverse effect on the business of such CBI Subsidiary.

                  (e) Financial Statements. CBI's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and all other documents filed or to be filed subsequent to December 31, 1994 under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed with the SEC (in each such case, the "CBI Financial Statements") did not and will not contain any untrue statement of a material fact or omit to state a material face required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the CBI Financial Statements (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the CBI Financial Statements (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied to banks and bank holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

                  (f) Absence of Undisclosed Liabilities. At September 30, 1995, none of the CBI Companies, to their knowledge, had any obligation or liability (contingent or otherwise) of any nature which were not reflected in the CBI Financial Statements, except for those which in the aggregate are immaterial or have been Previously Disclosed.

                  (g) Legal Proceedings; Compliance with Laws. Except as Previously Disclosed, there are no actions, suits or proceedings instituted or pending or, to the best knowledge of CBI's management, threatened or probable of assertion against any of the CBI Companies, or against any property, asset, interest or right of any of them, that are reasonably expected to have, either individually or in the aggregate, a material adverse effect on the financial condition of CBI on a consolidated basis or that are reasonably expected to threaten or impede the consummation of the transactions contemplated by this Agreement. None of the CBI

Companies is a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or rule that might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or prospects of CBI on a consolidated basis. Except as Previously Disclosed, as of the date of this Agreement, none of the CBI Companies nor any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or mortgage lenders or engaged in the insurance of deposits which restricts or purports to restrict in any material respect the conduct of the business to it or any of its subsidiaries to properties, or in any manner relates to the capital, liquidity, credit policies or management of it; and except as Previously Disclosed, none of the CBI Companies has been advised by any such regulatory authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission. To the best knowledge of CBI, the CBI Companies have complied in all material respects with all laws, ordinances, requirements, regulations or orders applicable to its business (including environmental laws, ordinances, requirements, regulations or orders).

                  (h) Regulatory Approvals. CBI knows of no reason why the regulatory approvals referred to in Section 6.1(b) should not be obtained without the imposition of any condition of the type referred to in Section 6.1(b).

                  (i) Labor Relations. None of the CBI Companies is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that is has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

                  (j) Tax Matters. The CBI Companies have filed all federal, state, and local tax returns and reports required to be filed, and all taxes shown by such returns to be due and payable have been paid or are reflected as a liability in the CBI Financial Statements or are being contested in good faith and have been Previously Disclosed. Except to the extent that liabilities therefor are specifically reflected in the CBI Financial Statements, there are no federal, state or local tax liabilities of the CBI Companies other than liabilities that have arisen since September 30, 1995, all of which have been properly accrued or otherwise provided for on the books and records of the CBI Companies. Except as Previously Disclosed, no tax return or report of any of the CBI Companies is under examination by any taxing authority or the subject of any administrative or judicial proceeding, and no unpaid tax deficiency has been asserted against any of the CBI Companies by any taxing authority.

                  (k) Property.  Except as disclosed or reserved  against in the
CBI Financial Statements, all of the CBI Companies have good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the CBI Financial Statements as being owned by the CBI Companies as of the dates thereof. To the best knowledge of CBI, all buildings, and all fixtures, equipment, and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by the CBI Companies are held under valid instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws. The buildings, structures, and appurtenances owned, leased, or occupied by the CBI Companies are, to the best knowledge of CBI, in good operating condition, in a state of good maintenance and repair and (i) comply with applicable zoning and other municipal laws and regulations, and (ii) there are no latent defects therein.

                  (l) Reports. Since January 1, 1990, the CBI Companies have filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the Securities and Exchange Commission ("SEC"), the Federal Reserve, the SCC, and any other governmental or regulatory authority or agency having jurisdiction over their operations.

                  (m) Employee Benefit Plans. (1) CBI will deliver for CBOV's review, as soon as practicable, true and complete copies of all material pension, retirement, profit-sharing, deferred compensation, stock option, bonus, vacation or other material incentive plans or agreements, all material medical, dental or other health plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by CBI for the benefit of employees, retirees or other beneficiaries eligible to participate (collectively, the "CBI Benefit Plans"). Any of the CBI Benefit Plans which is an "employee pension benefit plan," as that term is defined in
Section 3(2) of ERISA, is referred to herein as a "CBI ERISA Plan." No CBI Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (2) Except as Previously Disclosed, all CBI Benefit Plans are in compliance with the applicable terms of ERISA and the Internal Revenue Code of 1986, as amended (the "IRC") and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to CBI on a consolidated basis.

                  (3) No CBI ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan was terminated in accordance with all applicable legal requirements.

                  (n) Investment Securities. Subject to FASB 115 and except for pledges to secure public and trust deposits and obligations under agreements pursuant to which any of the CBI Companies has sold securities subject to an obligation to repurchase, none of the investment securities reflected in the CBI Financial Statements is subject to any restriction, contractual, statutory, or otherwise, which would impair materially the ability of the holder of such investment to dispose freely of any such investment at any time. With respect to any agreements pursuant to which any of the CBI Companies has purchased securities subject to any agreement to resell, it has a valid, perfected first lien or security interest in the government securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                  (o) Certain Contracts. (1) Except as Previously Disclosed, neither CBI nor any CBI subsidiary is a party to, or is bound by, (i) any material agreement, arrangement or commitment, (ii) any agreement, indenture or other instrument relating to the borrowing of money by CBI or any CBI Subsidiary or the guarantee by CBI or any CBI Subsidiary of any such obligation, (iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, (iv) any agreement to make loans or for the provision, purchase or sale of goods, services or property between CBI or any CBI Subsidiary and any director or officer of CBI or any CBI Subsidiary, or any member of the immediate family or affiliate of any of the foregoing, or (v) any agreement between CBI or any CBI Subsidiary and any 5% or more shareholder of CBI; in each case other than agreements entered into in the ordinary course of the banking business of CBI or a CBI Subsidiary consistent with past practice.

                  (2) Neither CBI or any CBI Subsidiary, nor to the knowledge of CBI, the other party thereto, is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise, nor has there occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, other than defaults of loan agreements by borrowers from CBI or a CBI Subsidiary in the ordinary course of its business.

                  (3) Since September 30, 1995, CBI has not incurred or paid any obligation or liability that would be material to CBI, except obligations incurred or paid in connection with transactions in the ordinary course of business of CBI consistent with its practice and, except as Previously Disclosed, from September 30, 1995 to the date hereof, CBI has not taken any action that, if taken after the date hereof, would breach any of the covenants contained in Section 4.4 hereof.

                  (p) Insurance. A complete list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the CBI Companies has previously been furnished to CBOV and all such policies or binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by CBI. To the knowledge of CBI, the CBI Companies are not in default with respect to any provision contained in any such policy or binder and have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. None of the CBI Companies has received notice of cancellation or non-renewal of any such policy or binder. None of the CBI Companies has knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts or the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. None of the CBI Companies has received notice from any of its insurance carriers that any insurance premiums will be increased materially in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

                  (q) Loans,  OREO, and Allowance for Loan Losses. (1) Except as
Previously  Disclosed,  and  except for  matters  which  individually  or in the aggregate, do not materially adversely affect the Reorganization or the financial condition of CBI, to CBI's best knowledge each loan reflected as an asset in the CBI Financial Statements (i) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All loans and extensions of credit which are subject to regulation of the Federal Reserve which have been made by CBI and the CBI Subsidiaries comply therewith.

                  (2) The classification on the books and records of CBI and each CBI Subsidiary of loans and/or non-performing assets as nonaccrual, troubled debt restructuring, OREO or other similar classification, complies in all material respects with generally accepted accounting principles and applicable regulatory accounting principles.

                  (3) Except for liens, security interests, claims, charges, or such other encumbrances as have been appropriately reserved for in the CBI Financial Statements or are not material, title to the OREO is good and marketable, and there are no adverse claims or encumbrances on the OREO. All title, hazard and other insurance claims and mortgage guaranty claims with respect to the OREO have been timely filed and neither CBI nor any CBI Subsidiary has been received any notice of denial of any such claim.

                  (4) CBI and each CBI Subsidiary are in possession of all of the OREO or, if any of the OREO remains occupied by the mortgagor, eviction or summary proceedings have been commenced or rental arrangements providing for market rental rates have been agreed upon and CBI and/or each CBI Subsidiary are diligently pursuing such eviction of summary proceedings or such rental arrangements. Except as Previously Disclosed, no legal proceeding or quasi-legal proceeding is pending or, to the knowledge of CBI and each CBI Subsidiary, threatened concerning any OREO or any servicing activity or omission to provide a servicing activity with respect to any of the OREO.

                  (5) Except as Previously Disclosed, all loans made by any of the CBI Companies to facilitate the disposition of OREO are performing in accordance with their terms.

                  (6) The allowance for possible loan losses shown on the CBI Financial Statements was, and the allowance for possible loan losses shown on the financial statements of CBI as of dates subsequent to the execution of this Agreement will be, in each case as of the dates thereof, adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) of the CBI Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by CBI.

                  (r) Absence of Material Changes and Events. Since September 30, 1995, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, cash flow, earnings or business or CBI, and CBI has conducted its business only in the ordinary course consistent with past practice.

                  (s) Statements True and Correct. None of the information supplied or to be supplied by CBI for inclusion in the Registration Statement, the Proxy Statement/Prospectus or any other document to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and, in the case of the Registration Statement, when it becomes effective and with respect to the Proxy Statement/Prospectus, when first mailed to CBOV shareholders, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement/Prospectus or any supplement thereto, at the time of the CBOV Shareholders' Meeting, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the CBOV Shareholders' Meeting. All documents that CBI is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated, hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of federal and state securities law.

                  (t) Brokers and Finders. Neither CBI nor any CBI Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for the McKinnon & Company, Inc.

                  (u) Repurchase Agreements. With respect to all agreements pursuant to which CBI or any CBI Subsidiary has purchased securities subject to an agreement to resell, if any, CBI or such CBI Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                  (v) Administration of Trust Accounts. CBI and CBI Subsidiaries have properly administered, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of CBI and CBI Subsidiaries, taken as a whole, all accounts for which they act as fiduciaries including but not limited to accounts for which they serve as trustees, agents, custodians, personal representatives, guardians, conservators or investment advisors, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither CBI nor a CBI Subsidiary, nor any director, officer or employee of CBI or a CBI Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the business, operations or financial condition of CBI, or a CBI Subsidiary, taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

                  (w) Environmental Matters. (1) Except as Previously Disclosed, to the best of CBI's knowledge, neither CBI nor any CBI Subsidiary owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Each of CBI and the CBI Subsidiaries is in substantial compliance with all Environmental Laws applicable to real or personal properties in which it has a direct fee ownership or, with respect to a direct interest as lessee, applicable to the leasehold premises or, to the best knowledge of CBI and the CBI Subsidiaries, the premises on which the leasehold is situated. Neither CBI nor any CBI Subsidiary has received any Communication alleging that CBI or such CBI Subsidiary is not in such compliance and, to the best knowledge of CBI and the CBI Subsidiaries, there are no present circumstances (including Environmental Laws that have been adopted but are not yet effective) that would prevent or interfere with the continuation of such compliance.

                  (2) There are no legal, administrative, arbitral or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on CBI and the CBI Subsidiaries of any liability arising under any Environmental Laws pending or, to the best knowledge of CBI and the CBI Subsidiaries, threatened against (A) CBI or any CBI Subsidiary, (B) any person or entity whose liability for any Environmental Claim, CBI or any CBI Subsidiary has or may have retained or assumed either contractually or by operation of law, or (C)any real or personal property which CBI or any CBI Subsidiary owns or leases, or has been or is judged to have managed or to have supervised or participated in the management of, which liability might have a material adverse effect on the business,
financial   condition  or  results  of  operations  of  CBI.  CBI  and  the  CBI
Subsidiaries are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

                  (3) To the best knowledge of CBI and the CBI Subsidiaries, there are no legal, administrative, arbitral or other proceedings, or Environmental Claims or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on CBI or any CBI Subsidiary of any liability arising under any Environmental Laws pending or threatened against any real or personal property in which CBI or any CBI Subsidiary holds a security interest in connection with a loan or a loan participation which liability might have a material adverse effect on the business, financial condition or results of operations of CBI. CBI and the CBI Subsidiaries are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

                  (4) With respect to all real and personal property owned or leased by CBI or any CBI Subsidiary, other than OREO, CBI has made available to CBOV copies of any environmental audits, analyses and surveys that have been prepared relating to such properties. With respect to all OREO held by CBI or any CBI Subsidiary and all real or personal property which CBI or any CBI Subsidiary has been or is judged to have managed or to have supervised or participated in the management of, CBI has made available to CBOV the information relating to such OREO available to CBI. CBI and the CBI Subsidiaries are in compliance in all material respects with all recommendations contained in any environmental audits, analyses and surveys relating to any of the properties, real or personal, described in this subsection (4).

                  (5) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws currently in effect or adopted but not yet effective against CBI or any CBI Subsidiary or against any person or entity whose liability for any Environmental Claim CBI or any CBI Subsidiary has or may have retained or assumed either contractually or by operation of law.

                                    ARTICLE 4

                       Conduct Prior to the Effective Date

         4.1 Access to Records and Properties. CBOV will keep CBI, and CBI will keep CBOV advised of all material developments relevant to their respective businesses prior to consummation of the Reorganization. Prior to the Effective Date, CBI, on the one hand, and CBOV on the other, agree to give to the other party reasonable access to all the premises and books and records (including tax returns filed and those in preparation) of it and its subsidiaries and to cause its officers to furnish the other with such financial and operating data and other information with respect to the business and properties as the other shall from time to time request for the purposes of verifying the warranties and representations set forth herein; provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective business of the other.

         4.2 Confidentiality. Between the date of this Agreement and the Effective Date, CBI and CBOV each will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of the other party, any written, oral or other information obtained in confidence from the other party or a third party in connection with this Agreement or the transactions contemplated hereby unless such information is already known to such party or to others not bound by a duty of confidentiality or unless such information becomes publicly available through no fault of such party, unless use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or unless the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Reorganization is not consummated, each party will return or destroy as much of such written information as may reasonably be requested.

         4.3 Registration Statement, Proxy Statement and Shareholder Approval. The Board of Directors of CBOV, and the Board of Directors of CBI, each will duly call and will hold a meeting of their respective shareholders as soon as practicable for the purpose of approving the Reorganization (the "CBOV Shareholders' Meeting" and the "CBI Shareholders' Meeting", respectively) and, subject to the fiduciary duties of the Board of Directors of CBOV and of CBI (as advised in writing by its counsel), CBOV and CBI each shall use its best efforts to solicit and obtain votes of the holders of its Common Stock in favor of the Reorganization and will comply with the provisions in their respective Articles of Incorporation and Bylaws relating to the call and holding of a meeting of shareholders for such purpose; each member of the Board of Directors of CBOV and CBI shall vote all shares of CBOV Common Stock and CBI Common Stock under his control (and not held in a fiduciary capacity) in favor of the Reorganization; and CBOV and CBI shall, at the other's request, recess or adjourn the meeting if such recess or adjournment is deemed by the other to be necessary or desirable. CBI and CBOV will prepare jointly the proxy statement/prospectus to be used in connection with the CBOV Shareholders' Meeting and the CBI Shareholders' Meeting (the "Joint Proxy Statement"). CBI will prepare and file with the SEC the Registration Statement, of which such Joint Proxy Statement shall be a part and will use its best efforts to have the Registration Statement declared effective as promptly as possible. When the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by CBOV relating to CBOV and by CBI relating to the CBI Companies, (i) will comply in all material respects with the provisions of the Securities Act of 1933 and any other applicable statutory or regulatory requirements, including applicable state blue-sky and securities laws, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another party furnished by such other party specifically for use in the Registration Statement.

         4.4 Operation of the Business of CBOV and CBI. CBOV and CBI each agrees that from the date hereof to the Effective Date it will operate its business substantially as presently operated and only in the ordinary course, and, consistent with such operation, it will use its best efforts to preserve intact its relationships with persons having business dealings with it. Without limiting the generality of the foregoing, CBOV and CBI each agrees that it will not, without the prior written consent of the other:

                  (a) Make any change in its authorized capital stock, or issue or sell any additional shares of, securities convertible into or exchangeable for, or options, warrants or rights to purchase, its capital stock, nor shall it purchase, redeem or otherwise acquire any of its outstanding shares of capital stock, provided that CBI and CBOV each may issue shares of common stock pursuant to options granted or issued prior to the date hereof:

                  (b) Voluntarily make any changes in the composition of its officers, directors or other key management personnel;

                  (c) Make any change in the compensation or title of any officer, director of key management employee or make any change in the compensation or title of any other employee, other than permitted by current employment policies in the ordinary course of business, any of which changes shall be reported promptly to the other party;

                  (d) Enter into any bonus, incentive compensation, stock option, deferred compensation, profit sharing, thrift, retirement, pension, group insurance or other benefit plan or any employment or consulting agreement;

                  (e) Incur any obligation or liability (whether absolute or contingent, excluding suits instituted against it), make any pledge, or encumber any of its assets, nor dispose of any of its assets in any other manner, except in the ordinary course of its business and for adequate value, or as otherwise specifically permitted in this Agreement;

                  (f) Except as permitted by Section 4.4(a) hereof, issue or contract to issue any shares of its Common Stock, options for shares of its Common Stock, or securities exchangeable for or convertible into such shares;

                  (g)      Knowingly waive any right to substantial value:

                  (h) Enter into material transactions otherwise than in the ordinary course of its business;

                  (i) Alter, amend or repeal its Bylaws or Articles of Incorporation; or

                  (j) Propose or take any other action which would make any representation or warranty in Section 3.1 or Section 3.2 hereof untrue.

         4.5 Dividends. CBI and CBOV each agree that the other may declare and pay only regular periodic cash dividends in the ordinary course of business and consistent with past practice from the date of this Agreement through the Effective Date.

         4.6 No Solicitation. (a) Unless and until this Agreement shall have been terminated pursuant to its terms, neither CBOV nor any of its officers, directors, representatives or agents shall, directly or indirectly, (i) encourage, solicit or initiate discussions or negotiations with any person other than CBI concerning any merger, share exchange, sale of substantial assets, tender offer, sale of shares of capital stock or similar transaction involving CBOV, (ii) enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of a significant amount of assets, or (iii) furnish any information to any other person relating to or in support of such transaction. CBOV will promptly communicate to CBI the terms of any proposal which it may receive in respect to any of the foregoing transactions.

         (b) Unless and until this Agreement shall have been terminated pursuant to its terms, neither CBI nor any of its officers, directors, representatives or agents shall, directly or indirectly, (i) encourage, solicit or initiate discussions or negotiations with any person other than CBOV concerning any merger, share exchange, sale of substantial assets, tender offer, sale of shares of capital stock or similar transaction involving CBI, (ii) enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of a significant amount of assets, or (iii) furnish any information to any other person relating to or in support of such transaction. CBI will promptly communicate to CBOV the terms of any proposal which it may receive in respect to any of the foregoing transactions.

         4.7 Regulatory Filings. CBI and CBOV shall prepare jointly all regulatory filings required to consummate the transactions contemplated by the Agreement and the Plan of Share Exchange and submit the filings for approval with the Federal Reserve Board and the SCC, and any other governing regulatory authority, as soon as practicable after the date hereof. CBI and CBOV shall use their best efforts to obtain approvals of such filings.

         4.8 Public Announcements. Each party will consult with the other before issuing any press release or otherwise making any public statements with respect to the Reorganization and shall not issue any such press release or make any such public statement prior to such consultations except as may be required by law.

         4.9 Notice of Breach. CBI and CBOV will give written notice to the other promptly upon becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants made to the other party in this Agreement and will use its best efforts to prevent or promptly remedy the same.

         4.10 Accounting Treatment. CBI and CBOV shall each use their best efforts to ensure that the Reorganization qualifies for pooling-of-interests accounting treatments.

         4.11 Reorganization Consummation. Subject to the terms and conditions of this Agreement, each party shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do or cause to be done all things necessary, proper or desirable, or advisable under applicable laws, as promptly as practicable so as to permit consummation of the Reorganization at the earliest possible date, consistent with Section 1.3 herein, and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end, and each of CBOV and CBI shall use, and shall cause each of their respective subsidiaries to use, its best efforts to obtain all consents (governmental or other) necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         4.12 Amendment to Articles of Incorporation. At the CBI Shareholders' Meeting, the CBI Board of Directors shall solicit the approval of the shareholders of CBI of an amendment to the Articles of Incorporation of CBI sufficient to permit the appointment of all CBOV Directors to the CBI Board in accordance with Section
1.2 hereof.

         4.13 Employment Contracts. CBI and CBOV each will use its best efforts to cause all employment contracts to which it is a party to be amended in the manner described in Section 6.1(h).

                                    ARTICLE 5

                              Additional Agreements

         5.1 Conversion of Stock Options. (a) On the Effective Date, all rights with respect to CBOV Common Stock pursuant to stock options ("CBOV Options") granted by CBOV under a CBOV stock option plan which are outstanding on the Effective Date, whether or not they exercisable, shall be converted into and become rights with respect to CBI Common Stock, and CBI shall assume each CBOV Option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From the Effective Date forward, (i) each CBOV Option assumed by CBI may be excised solely for shares of CBI Common Stock, (ii) the number of shares of CBI Common Stock subject to each CBOV Option shall be equal to the number of shares of CBOV Common Stock subject to such option immediately prior to the Effective Date multiplied by the Exchange Ratio and (iii) the per share exercise price under each such CBOV Option shall be adjusted by dividing the per share exercise price under each such option by the Exchange Ratio and rounding down to the nearest cent; provided, however, that the terms of each CBOV Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction after the Effective Date. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in
Section 425 of the Code, as to any stock option which is an "incentive stock option."

         5.2 Accounting Treatment. This Reorganization shall qualify for pooling-of-interests accounting treatment.

         5.3 Benefit Plans. Upon consummation of the Reorganization, as soon as administratively practicable and subject to CBI's best efforts, employees of CBOV shall be entitled to participate in CBI pension, benefit, health and similar plans on the same terms and conditions as employees of CBI and its subsidiaries, without waiting periods or exceptions for pre-existing conditions and giving effect to years of service with CBOV as if such service were with CBI. Alternatively, subject to applicable law, CBOV may maintain any or all of the CBOV employee benefit plans that currently are in effect. Provided employment contracts are amended in the manner described in Section 6.1(h), CBI also shall assume and honor in accordance with their terms as in effect on the date hereof (or as amended after the date hereof with the prior written consent of CBI), all employment, severance, consulting and other compensation contracts and agreements Previously Disclosed and executed in writing by CBOV on the one hand and any individual current or former director, officer or employee thereof on the other hand, including the CBOV Directors' deferred fee plan, copies of which have previously been delivered by CBOV to CBI.

         5.4 Indemnification. CBI agrees that following the Effective Date, it shall indemnify and hold harmless any person who has rights to indemnification from CBOV, to the same extent and on the same conditions as such person is entitled to indemnification pursuant to Virginia law and CBOV's Articles of Incorporation or Bylaws, as in effect on the date of this Agreement, to the extent legally permitted to do so, with respect to matters occurring on or prior to the Effective Date. CBI further agrees that any such person who has rights to indemnification pursuant to this Section 5.4 is expressly made a third party beneficiary of this Section 5.4 and may directly, in such person's personal capacity, enforce such rights through an action at law or in equity or through any other manner or means of redress allowable under Virginia law to the same extent as if such person were a party hereto. Without limiting the foregoing, in any case in which corporate approval may be required to effectuate any indemnification, CBI shall direct, at the election of the party to be indemnified, that the determination of permissibility of indemnification shall be made by independent counsel mutually agreed upon between CBI and the indemnified party. CBI shall use its reasonable best efforts to maintain CBOV's existing directors' and officers' liability policy, or some other policy, including CBI's existing policy, providing at least comparable coverage, covering persons who are currently covered by such insurance of CBOV on terms no less favorable than those in effect on the date hereof.

                                    ARTICLE 6

                        Conditions to the Reorganization

         6.1 Conditions to Each Party's Obligations to Effect the Reorganization. The respective obligations of each of CBI and CBOV to effect the Reorganization and the other transaction contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

                  (a) Shareholder Approvals. Shareholders of CBOV and of CBI shall have approved all matters relating to this Agreement and the Reorganization required to be approved by such shareholders in accordance with Virginia law.

                  (b) Regulatory Approvals. This Agreement and the Plan of Share Exchange shall have been approved by the Federal Reserve, the SCC, and any other regulatory authority whose approval is required for consummation of the transactions contemplated hereby, and such approvals shall not have imposed any condition or requirement which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Reorganization in the reasonable opinion of the Board of Directors of CBI or CBOV.

                  (c) Registration Statement. The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

                  (d) Tax Opinion. CBI and CBOV shall have received an opinion of Williams, Mullen, Christian & Dobbins, or other counsel reasonably satisfactory to CBI and CBOV, to the effect that the Reorganization will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code and that no gain or loss will be recognized by the shareholders of CBOV to the extent they receive CBI Common Stock solely in exchange for their CBOV Common Stock in the Reorganization.

                  (e) Accountants' Letter. CBI and CBOV shall have received a letter, dated as of the Effective Date, from Mitchell, Wiggins & Company, satisfactory in form and substance to each of CBI and CBOV, that the Reorganization will qualify for pooling-of-interests accounting treatment under generally accepted accounting principles.

                  (f) Opinions of Counsel. CBOV shall have delivered to CBI and CBI shall have delivered to CBOV opinions of counsel, dated as of the Effective Date, as to such matters as they may each reasonably request with respect to the transactions contemplated by this Agreement and in a form reasonably acceptable to each of them.

                  (g) Legal Proceedings. Neither CBI nor CBOV shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Reorganization.

                  (h) Employment Contracts. All employment contracts of CBI and CBOV shall have been effectively amended in order that the Reorganization shall not be considered a change of control that would entitle any employee of CBI or CBOV to any special severance payments after the Effective Date.

         6.2 Conditions to Obligations of CBI. The obligations of CBI to effect the Reorganization shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties contained herein of CBOV shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) as expressly contemplated by this Agreement, or (iii) for representations and warranties the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Reorganization and the other transactions contemplated by this Agreement and CBI shall have received a certificate or certificates signed by the Chief Executive Officer and Chief Financial Officer of CBOV dated the Effective Date, to such effect.

                  (b) Performance of Obligations. CBOV shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and CBI shall have received a certificate signed by the Chief Executive Officer of CBOV to that effect.

                  (c) Affiliate Letters. Each shareholder of CBOV who may be deemed by counsel for CBI to be an "affiliate" of CBOV within the meaning of Rule 145 under the Securities Act of 1933 shall have executed and delivered a commitment and undertaking to the effect that (1) such shareholder will dispose of the shares of CBI Common Stock received by him in connection with the Reorganization only in accordance with the provisions of paragraph (d) of Rule 145 and in a manner that would not prevent the Reorganization from qualifying for pooling-of-interests accounting treatment; (2) such shareholders will not dispose of any such shares until CBI has received an opinion of counsel acceptable to it that such proposed disposition will not violate the provisions of any applicable security laws; and (3) the certificates representing said shares may bear a conspicuous legend referring to the forgoing restrictions.

                  (d) Investment Banking Letter. CBI shall have received a written opinion in form and substance satisfactory to CBI from McKinnon & Company, Inc. addressed to CBI and dated the date the Proxy Statement/Prospectus is mailed to shareholders of CBI, or in the alternative on the Effective Date, to the effect that the terms of the Reorganization, including the Exchange Ratio, are fair, from a financial point of view, to CBI. At its option CBI may require that such fairness opinion be updated as of the Effective Date and, in such event, it shall also be a condition to CBI'S obligation to consummate the Reorganization that CBI receive such updated fairness opinion.

         6.3 Conditions to Obligations of CBOV. The obligations of CBOV to effect the Reorganization shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties contained herein of CBI shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) as expressly contemplated by this Agreement, or (iii) for representations and warranties the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Reorganization and the other transactions contemplated by this Agreement and CBOV shall have received a certificate or certificates signed by the Chief Executive Officer and Chief Financial Officer of CBI dated the Effective Date, to such effect.

                  (b) Performance of Obligations. CBI shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and CBOV shall have received a certificate signed by Chief Executive Officer of CBI to that effect.

                  (c)  Investment  Banking  Letter.  CBOV shall have  received a written  opinion  in form and  substance  satisfactory  to CBOV from  McKinnon &
Company, Inc. addressed to CBOV and dated the date the Proxy Statement/Prospectus is mailed to shareholders of CBOV, to the effect that the terms of the Reorganization, including the Exchange Ratio, are fair, from a financial point of view, to CBOV. At its option, CBOV may require that such fairness opinion be updated as of the Effective Date and, in such event, it shall also be a condition to CBOV's obligation to consummate the Reorganization that CBOV receive such updated opinion.

                  (d) Amendment to Articles of Incorporation. The Articles of Incorporation of CBI shall have been amended to permit the appointment of all CBOV Directors to the CBI Board in accordance with Section 1.2 hereof.

                                    ARTICLE 7

                                   Termination

         7.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement and the Plan of Share Exchange by the shareholders of CBI and CBOV, this Agreement may be terminated and the Reorganization abandoned at any time prior to the Effective Date:

                  (a) By the mutual consent of the Board of Directors of each of CBI and CBOV;

                  (b) By the respective Boards of Directors of CBI or CBOV if the conditions set forth in Section 6.1 have not been met or waived by CBI and CBOV;

                  (c) By the Board of Directors of CBI if the conditions set forth in Section 6.2 have not been met or waived by CBI;

                  (d) By the Board of Directors of CBOV if the conditions set forth in Section 6.3 have not been met or waived by CBOV;

                  (e) By the respective Boards of Directors of CBI or CBOV if the Reorganization is not consummated by August 31, 1996.

                  (f)(i) By the Board of Directors of CBI if the Board of Directors of CBOV receives a subsequent offer to acquire CBOV and does not within fourteen (14) days after receipt of such subsequent offer confirm in writing to CBI that each member of the Board of Directors of CBOV supports the Reorganization, will vote his shares of CBOV Common Stock in favor of the Reorganization, and will recommend to the shareholders of CBOV that they approve the Reorganization.

                  (ii)  By the  Board  of  Directors  of CBOV  if the  Board  of
Directors of CBI receives a subsequent offer to acquire CBI and does not within fourteen (14) days after receipt of such subsequent offer confirm in writing to CBOV that each member of the Board of Directors of CBI supports the
Reorganization, will vote his shares of CBI Common Stock in favor of the Reorganization, and will recommend to the shareholders of CBI that they approve the Reorganization.

                  (g) By the Board of Directors of CBOV if, before the Effective Date, CBI shall enter into any agreement or letter of intent providing for the direct or indirect acquisition of substantially all of the assets and liabilities or voting stock of CBI.

         7.2 Effect of Termination. In the event of the termination and abandonment of this agreement and the Reorganization pursuant to Section 7.1, this Agreement shall become void and have no effect, except that (i) the last sentence of Section 4.2 and all of Sections 4.8 and 7.4 shall survive any such termination and abandonment and (ii) no party shall be relieved or released from any liability arising out of an intentional breach of any provision of this Agreement.

         7.3 Non-Survival of Representations, Warranties and Covenants. Except for Sections 1.2, 1.4, 2.1, 2.2, 2.3, 2.4, 5.3, 5.4 and 7.4 of this Agreement, none of the respective representations and warranties, obligations, covenants and agreements of the parties shall survive the Effective Date, provided that no such representations, warranties, obligations, covenants and agreements shall be deemed to be terminated or extinguished so as to deprive CBI or CBOV (or any director, officer, or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including without limitation any shareholder or former shareholder of either CBI or CBOV.

         7.4 Expenses. The parties provide for the payment of expenses as follows:

                  (a) Except as provided below, each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated herein, including fees and expenses of its own consultants, investment bankers, accountants and counsel.

                  (b) Notwithstanding the provisions of Section 7.4(a) hereof, if for any reason the Reorganization is not approved by the shareholders of either party as required, that party shall bear and pay 50% of the costs and expenses incurred by the other party with respect to the fees and expenses of accountants, counsel, printers and persons involved in the transactions contemplated by this Agreement, including the preparation of the Registration Statement and the Joint Proxy Statement.

                  (c) If this Agreement is terminated by CBI or CBOV because of a willful and material breach by the other of any representation, warranty, covenant, undertaking or restriction set forth herein, and provided that the terminating party shall not have been in breach (in any material respect) of any representation and warranty, covenant, undertaking or restriction contained herein, then the breaching party shall bear and pay all such costs and expenses of the other party, including fees and expenses of consultants, investment bankers, accountants, counsel, printers, and persons involved in the transactions contemplated by this Agreement, including the preparation of the Registration Statement and the Joint Proxy Statement.

                  (d) (i) If this  Agreement  is  terminated  by CBI pursuant to
Section 7.1(f)(i), then CBOV shall pay all of the costs and expenses incurred by CBI relating to the Reorganization including, fees and expenses of consultants, investment bankers, accountants, counsel, printers and persons involved in the transactions contemplated by this Agreement, including the preparation of the Registration Statement and the Joint Proxy Statement.

                  (ii) If this  Agreement  is  terminated  by CBOV  pursuant  to
Section 7.1(f)(ii), then CBI shall pay all of the costs and expenses incurred by CBI relating to the Reorganization including, fees and expenses of consultants, investment bankers, accountants, counsel, printers and persons involved in the transactions contemplated by this Agreement, including the preparation of the Registration Statement and the Joint Proxy Statement.

                  (e) Any liability to the other incurred by CBOV or CBI pursuant to this Section 7.4 shall not exceed a total of $50,000.

                  (f) Final settlement with respect to the payment of such fees and expenses by the parties shall be made within thirty (30) days after the termination of this Agreement.

                                    ARTICLE 8

                               General Provisions

         8.1 Entire Agreement. This Agreement contains the entire agreement among CBI and CBOV with respect to the Reorganization and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

         8.2 Waiver and Amendment. Any term or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof, and this Agreement may be amended or supplemented by written instructions duly executed by the parties hereto at any time, whether before or after the meetings of CBOV and CBI shareholders referred to in Section 6.1(a) hereof, except statutory requirements and requisite approvals of shareholders and regulatory authorities.

         8.3 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning and construction of any provisions of this Agreement.

         8.4 Governing Law. Except as required otherwise or otherwise indicated herein, this Agreement shall be construed and enforced according to the laws of the Commonwealth of Virginia.

         8.5 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

         If to CBI:

                  Nathan S. Jones, 3rd, President
                  Community Bankshares Incorporated
                  200 North Sycamore Street
                  Petersburg, Virginia  23804
                  (Tel. 804-861-2320)

         Copy to:

                  Wayne A. Whitham, Jr.
                  Williams, Mullen, Christian & Dobbins
                  1021 East Cary Street
                  P.O. Box 1320
                  Richmond, Virginia 23210-1320
                  (Tel. 804-783-6473)


         If to CBOV:

                  Richard C. Huffman, President
                  Commerce Bank of Virginia
                  Post Office Box 29569
                  Richmond, Virginia  23242-0569
                  (Tel. 804-360-2222)

         Copy to:

                  Sam T. Beale
                  Beale, Balfour and Davidson
                  701 East Franklin Street, #1200
                  Richmond, Virginia  23219
                  (Tel. 804-788-1500)

         8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same agreement.

         8.7 Severability. In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. Further, the parties agree that a court of competent jurisdiction may reform any provision of this Agreement held invalid or unenforceable so as to reflect the intended agreement of the parties hereto.

         8.8 Brokers and Finders. Except for McKinnon & Company, Inc. as to CBI and McKinnon & Company, Inc. as to CBOV, each of the parties represents and warrants that neither it nor any of its officers, directors, employees, affiliates, or subsidiaries has employed any broker or finder or incurred any liability for any financial advisory fees, investment banker's fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of any claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by either CBI or CBOV, CBI or CBOV, as the case may be, agrees to indemnify and hold the other party harmless of and from any such claim.

         8.9 Subsidiaries. All representations, warranties, and covenants herein, where pertinent, include and shall apply to the wholly owned subsidiaries belonging to the party making such representations, warranties, and covenants.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be affixed hereto, all as of the dates first written above.

                                 Community Bankshares Incorporated



                                 By: /s/ NATHAN S. JONES, 3RD
                                         Nathan S. Jones, 3rd
                                         President and Chief Executive Officer

ATTEST:



/s/ PHILLIP H. KIRKPATRICK
Secretary



                                 Commerce Bank of Virginia



                                 By: /s/ RICHARD C. HUFFMAN
                                         Richard C. Huffman
                                         President and Chief Executive Officer



ATTEST:



/s/ SAM T. BEALE
Secretary

                                             Commerce Bank of Virginia
                                                BOARD OF DIRECTORS

         Each of the undersigned members of the Board of Directors of Commerce Bank of Virginia agrees to be bound by his personal obligations as provided in
Section 4.3 and 4.6 of this Agreement.

/s/ SAM T. BEALE
Sam T. Beale

/s/ JAMES R. V. DANIEL
James R. V. Daniel

/s/ JAMES E. BLOOM
James E. Bloom

/s/ RALPH FIELDS
Ralph Fields

/s/ DAVID E. HUDGINS
David E. Hudgins

/s/ BARRY M. KORNBLAU
Barry M. Kornblau

/s/ LAWRENCE B. NUCKOLS
Lawrence B. Nuckols

/s/ JOHN D. SEAL, III
John D. Seal, III

/s/ R. C. HUFFMAN
R. C. Huffman

                                         Community Bankshares Incorporated
                                                BOARD OF DIRECTORS

         Each of the undersigned members of the Board of Directors of Community Bankshares Incorporated agrees to be bound by his personal obligations as provided in Section 4.3 and 4.6 of this Agreement.

/s/  LAWRENCE  F.  DESOUZA
Lawrence F. DeSouza


/s/ ELINOR B. MARSHALL
Elinor B. Marshall


/s/ ALVIN L. SHEFFIELD
Alvin L. Sheffield


/s/ JAMES A. BOYD
James A. Boyd


/s/ PHILLIP H. KIRKPATRICK
Dr. Phillip H. Kirkpatrick


/s/ LOUIS C. SHELL
Louis C. Shell


/s/ B. GLENN HOLDEN
Dr. B. Glenn Holden


/s/ NATHAN S. JONES, 3rd
Nathan S. Jones, 3rd


/s/ HAROLD L. VAUGHN
Harold L. Vaughn


/s/ W. COURTNEY WELLS
W. Courtney Wells

                                                        EXHIBIT A
                                                        to the
                                                        Agreement and Plan
                                                        of Reorganization

                             PLAN OF SHARE EXCHANGE
                                     BETWEEN
                            Commerce Bank of Virginia
                                       AND
                        Community Bankshares Incorporated

         Pursuant  to this Plan of Share  Exchange  ("Plan of Share  Exchange"),
Commerce Bank of Virginia ("CBOV"), a Virginia state bank, shall become a wholly-owned subsidiary of Community Bankshares Incorporated ("CBI"), a Virginia corporation pursuant to a share exchange under Section 13.1-717 of the Virginia Stock Corporation Act.

                                    ARTICLE 1

                           Terms of the Share Exchange

         1.1 The Share Exchange. Subject to the terms and conditions of the Agreement and Plan of Reorganization, dated as of December 12, 1995 between CBOV and CBI, at the Effective Date, CBOV shall become a wholly-owned subsidiary of CBI through the exchange of each outstanding share of common stock of CBOV for shares of the common stock of CBI in accordance with Section 2.1 of this Plan of Share Exchange and pursuant to a share exchange under Section 13.1-717 of the Virginia Stock Corporation Act (the "Share Exchange"). At the Effective Date, the Share Exchange shall have the effect as provided in Section 13.1-721 of the Virginia Stock Corporation Act.

         1.2 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of CBI in effect immediately prior to the consummation of the Share Exchange shall remain in effect following the Effective Date until otherwise amended or repealed.

         1.3 Management and Business of CBOV and CBI. The directors, officers and employees of CBOV will not change as a result of the Reorganization. The members of the CBOV Board shall become directors of CBI on the Effective Date. When the CBOV directors become directors of CBI, three members of the CBOV Board shall become members of each of the three classes of CBI Directors, as determined by the CBOV Board. The CBOV Directors appointed to Class I shall serve until the 1998 annual meeting of shareholders; those appointed to Class II shall serve until the 1999 annual meeting of shareholders; and those appointed to Class III shall serve until the 1997 annual meeting of shareholders. The parties anticipate that immediately before the Effective Date CBI will have ten directors and CBOV will have nine directors. As a result of the Reorganization, CBI will have 19 directors on and after the Effective Date. It is the intention of CBI and CBOV that after the Effective Date, directors of

CBOV, or individuals designated by directors of CBOV, shall continue to constitute nine nineteenths (9/19) of the Board of CBI and the parties shall use their best efforts to maintain that ratio. The parties also acknowledge, however, that such ratio might change as a result of unanticipated events, including, for example, the acquisition in the future of another bank by CBI. The parties intend that after the Effective Date, the chief executive officer of CBOV and the chief executive officer of The Community Bank, a wholly owned subsidiary of CBI, each will attend the meetings of the other's Board of Directors.

                                    ARTICLE 2

                           Manner of Exchanging Shares

         2.1 Conversion of Shares. Upon, and by reason of, the Share Exchange becoming effective pursuant to the issuance of a Certificate of Share Exchange by the Virginia State Corporation Commission, no cash, except as set forth in
Section 2.3 below, shall be allocated to the shareholders of CBOV, and stock shall be issued and allocated as follows:

                  (a) Each share of common stock,  par value $3.50 per share, of
CBOV ("CBOV Common Stock") issued and outstanding immediately prior to the Effective Date shall, by operation of law, be automatically exchanged for 1.4044 (the "Exchange Ratio") shares of common stock of CBI, par value $3.00 per share (CBI Common Stock), plus cash for fractional shares. Each holder of a certificate representing any shares of CBOV Common Stock upon the surrender of his CBOV stock certificates to CBI, duly endorsed for transfer in accordance with Section 2.2 below, will be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of CBI Common Stock that his shares shall be converted into pursuant to the Exchange Ratio. Each such holder of CBOV Common Stock shall have the right to receive any dividends previously declared but unpaid as to such stock and the consideration described in Sections 2.1 and 2.4 upon the surrender of such certificate in accordance with Section 2.3. In the event CBI changes the number of shares of CBI Common Stock issued and outstanding prior to the Effective Date as a result of any stock split, stock dividends, recapitalization or similar transaction with respect to the outstanding CBI Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

                  (b) Shares of CBOV Common Stock issued and outstanding shall, by virtue of the Reorganization, continue to be issued and outstanding shares held by CBI.

         2.2 Conversion of Stock Options. (a) On the Effective Date, all rights with respect to CBOV Common Stock pursuant to stock options ("CBOV Options") granted by CBOV under a CBOV stock option plan which are outstanding on the Effective Date, whether or not then exercisable, shall be converted into and become rights with respect to CBI Common Stock, and CBI shall assume each CBOV Option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From the Effective Date forward, (i) each CBOV Option assumed by CBI may be exercised solely for shares of CBI Common Stock, (ii) the number of shares of CBI Common Stock subject to each CBOV Option shall be equal to the number of shares of CBOV Common Stock subject to such option immediately prior to the Effective Date multiplied by the Exchange Ratio and (iii) the per share exercise price under each such CBOV Option shall be adjusted by dividing the per share exercise price under each such option by the Exchange Ratio and rounding down to the nearest cent; provided, however, that the terms of each CBOV Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction after the Effective Date. It is intended that the forgoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in
Section 425 of the Code, as to any stock option which is an "incentive stock option."

                  (b) Pursuant to approval of this Plan of Share Exchange, the CBI stock option plan shall be amended to increase the number of authorized shares to cover the conversion of the CBOV Options into options to purchase CBI common stock pursuant to Section 2.2(a) above and to otherwise provide for conversion of the CBOV Options as described herein.

         2.3 Manner of Exchange. As promptly as practicable after the Effective Date, CBI shall cause The Community Bank, acting as the exchange agent
("Exchange Agent") to send to each former shareholder of record of CBOV immediately prior to the Effective Date transmittal materials for use in exchanging such shareholder's certificates of CBOV Common Stock (other than shares held by shareholders who perfect their dissenter's rights as provided under Section 2.5 hereof) for the consideration set forth in Section 2.1 above and Section 2.4 below. Any fractional share checks which a CBOV shareholder shall be entitled to receive in exchange for such shareholder's shares of CBOV Common Stock, and any dividends paid on any shares of CBI Common Stock that such shareholder shall be entitled to receive prior to the delivery to the Exchange Agent of such shareholder's certificates representing all of such shareholder's shares of CBOV Common Stock will be delivered to such shareholder only upon delivery to the Exchange Agent of the certificates representing all of such shares (or indemnity satisfactory to CBI and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed). No interest will be paid on any such fractional share checks or dividends to which the holder of such shares shall be entitled to receive upon such delivery.

         2.4 No Fractional Shares. No certificates or scrip for fractional shares of CBI Common Stock will be issued. In lieu thereof, CBI will pay the value of such fractional shares in cash on the basis of the book value per share of CBI Common Stock at the end of the calendar quarter that immediately precedes the Effective Date.

         2.5 Dividends. No dividend or other distribution payable to the holders of record of CBI Common Stock at or as of any time after the Effective Date shall be paid to the holder of any certificate representing shares of CBOV
Common Stock issued and outstanding immediately prior to the Effective Date until such holder physically surrenders such certificate for exchange as provided in Section 2.3, promptly after which time all such dividends or distributions shall be paid by CBI (without interest).

         2.6 Rights of Dissenting Shareholders. Shareholders of CBOV who object to the Share Exchange will be entitled to the dissenters' rights and remedies set forth in sections 13.1- 729 through 13.1-741 of the Virginia Stock Corporation Act.

                                    ARTICLE 3

                                   Termination

         This Plan of Share Exchange may be terminated at any time prior to the Effective Date by the parties hereto as provided in Article 7 of the Agreement and Plan of Reorganization, dated December 12, 1995, between the parties.

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